UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): October 19, 2006

                               HORIZON FINANCIAL CORP.
              (Exact name of registrant as specified in its charter)

         Washington                    0-27062                91-1695422
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)

1500 Cornwall Avenue, Bellingham, Washington                     98225
  (Address of principal executive offices)                     (Zip Code)

     Registrant's telephone number (including area code):  (360) 733-3050


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On October 19, 2006, Horizon Financial Corp. issued its earnings release for the quarter ended September 30, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)    Exhibits

     99.1   Press Release of Horizon Financial Corp. dated October 19, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    HORIZON FINANCIAL CORP.



Date: October 20, 2006               By: /s/ V. Lawrence Evans
                                        -------------------------------------
                                        V. Lawrence Evans
                                        President and Chief Executive Officer

                                 Exhibit 99.1

CONTACTS:  V. Lawrence Evans, Chairman & CEO
           Dennis Joines, President & COO
           Rich Jacobson, Executive VP & CFO
           360.733.3050                                      NEWS RELEASE

==============================================================================

 HORIZON FINANCIAL SECOND QUARTER AND YEAR-TO-DATE EARNINGS INCREASE 23%;
 ------------------------------------------------------------------------
                 STRONG LOAN AND DEPOSIT GROWTH CONTINUE
                 ---------------------------------------

BELLINGHAM, WA - October 19, 2006 - Horizon Financial Corp. (Horizon) (NASDAQ:
HRZB) today reported that continued strong loan growth resulted in record profits in the second quarter and first half of fiscal 2007. In both periods, diluted net income and earnings per share increased 23% on a year-over-year basis.

For the quarter ended September 30, 2006, net income was $4.7 million, or $0.37 per diluted share, compared to $3.8 million, or $0.30 per diluted share for the quarter ended September 30, 2005. For the first six months of fiscal 2007, net income was $9.2 million, or $0.74 per diluted share, versus $7.5 million, or $0.60 per diluted share in the first half of fiscal 2006. All per share data has been adjusted for the 5-for-4 stock split, to be paid in the form of a 25% stock dividend, on October 23, 2006.

Reflecting Horizon's improved profitability, return on average equity (ROE) increased to 16.0% in the quarter ended September 30, 2006, from 14.1% in the same quarter a year ago, while return on average assets (ROA) grew to 1.53% in the current quarter, compared to 1.46% in the comparable quarter last year. The efficiency ratio improved to 47.2% for the quarter ended September 30, 2006, compared to 49.1% in the same quarter last year. For the first half of fiscal 2007, ROE increased to 16.0%, compared to 14.0% in the same period a year ago. ROA was 1.56% for the first half of fiscal 2007, up from 1.46% in the first six months of fiscal 2006, and the efficiency ratio improved to 46.7%, from 49.4% a year ago.

Management will host a conference call today, October 19, 2006, at 1:30 pm PDT (4:30 pm EDT) to discuss the second quarter results. The live call can be accessed by dialing (303) 262-2140. The replay, which can be accessed shortly after the call concludes, will be available for a month and can be heard by dialing (303) 590-3000, using access code 11071354#.

"Loan demand has remained high, supported by a strong local economy and continued population growth," stated V. Lawrence Evans, Chairman and CEO of Horizon. "In the first half of our fiscal year, we saw many opportunities to lend to small business owners and established builders that met our pricing and credit guidelines. Commercial real estate, commercial construction and land development lending remain particularly strong."

Net loans increased 19% to $1.04 billion at the end of September 2006, compared to $868 million a year earlier. Total assets grew 17% to $1.23 billion at September 30, 2006, from $1.06 billion at September 30, 2005.

While the portfolio has grown substantially over the past year, the loan mix has changed very little. At September 30, 2006, commercial and commercial real estate loans were 83% of net loans, compared to 82% a year ago. Residential loans decreased slightly to 12% of loans, from 13% at September 30, 2005, and consumer loans remained unchanged at 5% of net loans.

"We grew net loans by $49 million in the second quarter, following $69 million of net new loans in the first quarter," stated Dennis Joines, President and COO. "We will not likely sustain this pace through the second half of the year for a couple reasons: We intend to sell participations in some of the larger credits already on our books, and the construction industry in the Pacific Northwest is less active during the winter months. Net loans grew by less than $51 million in the entire second half of fiscal 2006, and I expect that we will see a similar moderation over the remainder of fiscal 2007."


"Finding low-cost deposits to fund our loan growth has also become more challenging," Evans added. "We have increased our dependence on time deposits and borrowings in order to maintain lending relationships with long-term customers and to avoid missing profitable lending opportunities. Keeping our margin at these levels, however, will be difficult unless we substantially increase our core deposits, or reduce loan growth to more normalized levels in the second half of our fiscal year."

Total deposits increased 15% to $922 million at September 30, 2006, compared to $801 million a year earlier. Core deposits grew 8% to $371 million, from $344 million a year ago, while time deposits increased 20% to $550 million at September 30, 2006, versus $457 million at September 30, 2005. Core deposits now represent 40% of total deposits, compared to 43% at September 30, 2005.

                                   (more)

HRZB - 2Q07 Profits up 23%
October 19, 2006
Page 2

"More than half of our loans are tied to prime, so the steady rise in interest rates has helped expand our net interest margin in recent quarters," stated Rich Jacobson, EVP and CFO. "Although rates have leveled off, our funding costs have continued to escalate while our asset yields are increasing at a slower rate. Our net interest margin declined five basis points on a sequential-quarter basis, although it remains well above the year-ago level."

Horizon's net interest margin was 4.77% in the second quarter of fiscal 2007, down slightly from 4.82% in the preceding quarter, but still up from 4.59% in the second quarter of fiscal 2006. The yield on earning assets was 8.35% in the quarter ended September 30, 2006, up 29 basis points from 8.06% in the preceding quarter and 123 basis points from 7.12% in the second quarter last year. The cost of interest-bearing liabilities was 3.69% for the quarter ended September 30, 2006, up 34 basis points from 3.35% on a sequential-quarter basis, and 107 basis points from 2.62% in the second quarter of fiscal 2006.

"In addition to maintaining pricing discipline on both sides of the balance sheet, keeping our credit costs at a minimum is a critical component of our success," Evans said. "Net charge offs were immaterial in the first half of the year, and although non-performers ticked up in the second quarter, they remain quite manageable. While credit risk is an inherent part of our business, most of our loan portfolio is well secured by real estate."

Non-performing loans (NPLs) and non-performing assets (NPAs) were $2.2 million at September 30, 2006, or 0.21% of net loans and 0.18% of total assets. At the end of June 2006, NPLs and NPAs were $1.4 million, representing 0.14% of net loans and 0.12% of total assets. Those numbers were little changed from the end of the second quarter last year, when NPLs and NPAs were $1.3 million, or 0.14% of net loans and 0.12% of total assets.

Reflecting the continued loan growth, the provision for loan losses totaled $1.4 million in the first half of fiscal 2007. As a result, the reserve for loan losses had increased to $15.5 million at September 30, 2006, remaining at 1.50% of net loans receivable.

The rise in interest rates over the past year and concentration of prime-based loans has helped offset some of the increased funding costs. Relative to the second quarter last year, interest income grew by 38% to $23.0 million, while interest expense increased by 67% to $9.9 million. Net interest income increased 22% to $13.1 million in the second quarter of fiscal 2007, compared to $10.8 million the previous year. Non-interest income was flat from a year ago at $1.4 million, while non-interest expense grew 15% to $6.9 million, from $6.0 million in the second quarter of fiscal 2006.

Net revenues (net interest income plus non-interest income) increased 20% in both the second quarter and first half of fiscal 2007, attributable solely to growth in net interest income. In the quarter ended September 30, 2006, revenues were $14.6 million, compared to $12.2 million in the same quarter last year. For the first half of fiscal 2007, revenues were $28.7 million, compared to $24.0 million in the first six months of fiscal 2006.

For the six months ended September 30, 2006, interest income increased by 37% to $44.2 million, while interest expense increased 64% to $18.4 million. Net interest income increased 23% to $25.8 million for the six months ended September 30, 2006, compared to $21.0 million for the comparable period in fiscal 2006. Non-interest income declined slightly to $2.9 million for the six months ended September 30, 2006, versus $3.0 million in the first half of last year. Non-interest expense was $13.4 million for the first six months of fiscal 2007, compared to $11.9 million for the same period in fiscal 2006.

"Although service fees grew 32% over the first half of last year, declines in asset sale gains partially offset the improvement, and a nonrecurring item from a year ago resulted in non-interest income remaining basically unchanged," Evans said. "In the first quarter of last year, other non-interest income included approximately $320,000 pre-tax, from the sale of 11 lots by Westward, our residential real estate development subsidiary."

At September 30, 2006, Horizon's book value was $9.61 per share, compared to $8.74 a year earlier, and tangible book value was $9.54, up from $8.68 a year ago. In the second quarter of fiscal 2007, Horizon repurchased 25,046 shares at an average price of $23.63 per share. Year-to-date, share repurchases totaled 115,980, at an average price of $19.62 per share. On November 13, Horizon will pay its quarterly cash dividend of $0.125 per share. All per share data and stock prices have been adjusted to reflect the 5-for-4 stock split, to be paid in the form of a 25% stock dividend, on October 23, 2006.

Horizon Financial Corp. is a $1.2 billion, state-chartered bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 18 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce Counties, Washington.

                                  (more)

HRZB - 2Q07 Profits up 23%
October 19, 2006
Page 3


CONSOLIDATED STATEMENTS OF INCOME    Quarter Ended                 Quarter Ended              Quarter Ended
(unaudited) (in 000s, except per     September 30,   Three Month      June 30,     One Year    September 30,
  share data)                            2006           Change          2006        Change         2005
------------------------------------------------------------------------------------------------------------
Interest income:
  Interest on loans                 $    21,981          9%         $    20,170      39%        $    15,787
  Interest and dividends on
   securities                             1,012          0%               1,013      15%                879
                                    -----------                     -----------                 -----------
    Total interest income                22,993          9%              21,183      38%             16,666

Interest expense:
  Interest on deposits                    7,932         20%               6,591      63%              4,858
  Interest on borrowings                  1,928          1%               1,910      84%              1,050
                                    -----------                     -----------                 -----------
    Total interest expense                9,860         16%               8,501      67%              5,908
                                    -----------                     -----------                 -----------
    Net interest income                  13,133          4%              12,682      22%             10,758

  Provision for loan losses                 700          0%                 700      -7%                750
                                    -----------                     -----------                 -----------
    Net interest income after
     provision for loan losses           12,433          4%              11,982      24%             10,008

Non-interest income:
  Service fees                              784        -10%                 867       8%                727
  Net gain on sales of loans -
   servicing released                       206         -8%                 225     -33%                306
  Net gain on sales of loans -
   servicing retained                         4        -20%                   5     -89%                 38
  Net gain on sales of investment
   securities                                14        180%                   5      na                   -
  Other                                     429         15%                 372      17%                368
                                    -----------                     -----------                 -----------
    Total non-interest income             1,437         -3%               1,474       0%              1,439

Non-interest expense:
  Compensation and employee
   benefits                               4,107          6%               3,867      13%              3,625
  Building occupancy                      1,014          6%                 953      24%                819
  Other expenses                          1,366          2%               1,338      20%              1,142
  Data processing                           213         -2%                 217      -2%                218
  Advertising                               176          1%                 175      -6%                187
                                    -----------                     -----------                 -----------
    Total non-interest expense            6,876          5%               6,550      15%              5,991

Income before provision for
 income taxes                             6,994          1%               6,906      28%              5,456
Provision for income taxes                2,344          1%               2,324      41%              1,661
                                    -----------                     -----------                 -----------
Net Income                          $     4,650          1%         $     4,582      23%        $     3,795
                                    ===========                     ===========                 ===========

Earnings per share:
  Basic earnings per share          $      0.38          3%         $      0.37*     23%        $      0.31*
  Diluted EPS                       $      0.37          0%         $      0.37*     23%        $      0.30*

Weighted average shares
 outstanding:
  Basic                              12,285,606          0%          12,340,147*     -1%         12,430,021*
  Common stock equivalents              125,965         16%             108,475*      8%            116,840*
                                    -----------                     -----------                 -----------
  Diluted                            12,411,571          0%          12,448,622*     -1%         12,546,861*
                                    ===========                     ===========                 ===========

*   Adjusted for the five-for-four stock split in the form of a 25% stock dividend declared September 26,
    2006.

                                                 (more)

HRZB - 2Q07 Profits up 23%
October 19, 2006
Page 4
                                         Six Months               Six Months
CONSOLIDATED STATEMENTS OF INCOME          Ended                     Ended
(unaudited) (in 000s, except per        September 30,            September 30,
 share data)                                2006        Change        2005
------------------------------------------------------------------------------
Interest income:
  Interest on loans                     $    42,152      38%     $    30,490
  Interest and dividends on securities        2,024      18%           1,712
                                        -----------              -----------
    Total interest income                    44,176      37%          32,202

Interest expense:
  Interest on deposits                       14,524      61%           9,021
  Interest on borrowings                      3,837      79%           2,149
                                        -----------              -----------
    Total interest expense                   18,361      64%          11,170
                                        -----------              -----------
    Net interest income                      25,815      23%          21,032

  Provision for loan losses                   1,400      -5%           1,475
                                        -----------              -----------
    Net interest income after provision
     for loan losses                         24,415      25%          19,557

Non-interest income:
  Service fees                                1,651      32%           1,251
  Net gain on sales of loans -
   servicing released                           432     -28%             603
  Net gain on sales of loans -
   servicing retained                             8     -85%              52
  Net gain on sales of investment
   securities                                    19     -55%              42
  Other                                         801     -23%           1,035
                                        -----------              -----------
    Total non-interest income                 2,911      -2%           2,983

Non-interest expense:
  Compensation and employee benefits          7,974      13%           7,057
  Building occupancy                          1,968      20%           1,638
  Other expenses                              2,704      14%           2,368
  Data processing                               430      -1%             435
  Advertising                                   351      -2%             357
                                        -----------              -----------
    Total non-interest expense               13,427      13%          11,855

Income before provision for income
 taxes                                       13,899      30%          10,685
Provision for income taxes                    4,667      47%           3,177
                                        -----------              -----------
Net Income                              $     9,232      23%     $     7,508
                                        ===========              ===========
Earnings per share :
  Basic earnings per share              $      0.75      25%     $      0.60*
  Diluted EPS                           $      0.74      23%     $      0.60*

Weighted average shares outstanding:
  Basic                                  12,312,727      -1%      12,463,413*
  Common stock equivalents                  116,590     -10%         129,280*
                                        -----------              -----------
  Diluted                                12,429,317      -1%      12,592,693*
                                        ===========              ===========

* Adjusted for the five-for-four stock split in the form of a 25% stock dividend declared September 26, 2006.

                                    (more)

HRZB - 2Q07 Profits up 23%
October 19, 2006
Page 5


CONSOLIDATED STATEMENTS OF
 FINANCIAL CONDITION
 (unaudited) (in 000s, except         September 30,   Three Month     June 30,    One Year    September 30,
 per share data)                          2006          Change          2006       Change          2005
------------------------------------------------------------------------------------------------------------
Assets:
  Cash and due from banks              $   28,341         -15%      $   33,338       14%        $   24,944
  Interest-bearing deposits                 3,122         -27%           4,272      -54%             6,719
  Investment securities - available
   for sale                                56,889          -5%          59,680       -7%            61,300
  Investment securities - held to
   maturity                                   370           0%             370        0%               370
  Mortgage-backed securities -
   available for sale                      27,031           4%          26,066       31%            20,602
  Mortgage-backed securities - held
   to maturity                                288         -26%             390      -54%               622
  Federal Home Loan Bank stock              7,247           0%           7,247        0%             7,247
  Gross loans receivable                1,052,218           5%       1,002,161       19%           880,896
  Reserve for loan losses                 (15,511)          4%         (14,854)      18%           (13,161)
                                       ----------                   ----------                  ----------
  Net loans receivable                  1,036,707           5%         987,307       19%           867,735
  Loans held for sale                       1,806         -48%           3,442      -23%             2,360
  Investment in real estate in a
   joint venture                           17,028           0%          16,968        1%            16,811
  Accrued interest and dividends
   receivable                               6,159           6%           5,835       29%             4,778
  Property and equipment, net              27,284          -2%          27,718       16%            23,444
  Net deferred income tax assets            2,069         -16%           2,475      -15%             2,447
  Federal income tax receivable               477          na                -      -49%               944
  Other assets                             18,380          17%          15,672       18%            15,627
                                       ----------                   ----------                  ----------
    Total assets                       $1,233,198           4%      $1,190,780       17%        $1,055,950
                                       ==========                   ==========                  ==========
Liabilities:
  Deposits                             $  921,512           3%      $  892,133       15%        $  800,938
  Other borrowed funds                    163,973           4%         157,135       34%           122,293
  Borrowing related to investment
   in real estate in a joint venture       19,193           2%          18,730       10%            17,456
  Accounts payable and other
   liabilities                              8,315          74%           4,789       83%             4,552
  Advances by borrowers for taxes and
   insurance                                  430         129%             188        -6%              459
  Deferred compensation                     1,925           3%           1,877         4%            1,858
  Federal income tax payable                    -        -100%           1,527        na                 -
                                       ----------                   ----------                  ----------
    Total liabilities                  $1,115,348           4%      $1,076,379        18%       $  947,556

Stockholders' equity:
  Serial preferred stock, $1.00 par
   value; 10,000,000 shares
   authorized; none issued or
   outstanding
  Common stock, $1.00 par value;
   30,000,000 shares authorized;
   12,268,054, 9,827,753, and
   9,918,707 shares outstanding            12,268          25%           9,828        24%            9,919
  Paid-in capital                          51,318          -5%          53,738        -5%           54,105
  Retained earnings                        50,557           6%          47,900        22%           41,347
  Accumulated other comprehensive
   income                                   3,707          26%           2,935        20%            3,095
  Debt related to ESOP                          -          na                -      -100%              (72)
                                       ----------                   ----------                  ----------
    Total stockholders' equity            117,850           3%         114,401         9%          108,394
                                       ----------                   ----------                  ----------
    Total liabilities and stockholders'
     equity                            $1,233,198           4%      $1,190,780        17%       $1,055,950
                                       ==========                   ==========                  ==========
Intangible assets:
  Goodwill                             $      545           0%      $      545         0%       $      545
  Mortgage servicing asset                    240          -3%             247        -9%              265
                                       ----------                   ----------                  ----------
  Total intangible assets              $      785          -1%      $      792        -3%       $      810
                                       ==========                   ==========                  ==========

                                                   (more)

HRZB - 2Q07 Profits up 23%
October 19, 2006
Page 6
                             September 30,       June 30,       September 30,
LOANS (unaudited) (in 000s)      2006             2006              2005
------------------------------------------------------------------------------
1-4 Mortgage
 1-4 Family                 $  151,720        $  147,173        $161,724
 1-4 Family construction        24,268            23,236          16,931
 Participations sold           (53,186)          (54,889)        (60,107)
                            ----------        ----------        --------
Subtotal                       122,802           115,520         118,548

Construction and land
 development                   344,193           310,561         208,702
Multi family residential        68,093            70,823          69,519
Commercial real estate         309,675           310,227         320,714
Commercial loans               154,490           145,843         114,363
Home equity secured             46,900            43,506          42,994
Other consumer loans             6,065             5,681           6,056
                            ----------        ----------        --------
Subtotal                       929,416           886,641         762,348
                            ----------        ----------        --------
Subtotal                     1,052,218         1,002,161         880,896
Less:
 Allowance for loan losses     (15,511)          (14,854)        (13,161)
                            ----------        ----------        --------
Net loans receivable        $1,036,707        $  987,307        $867,735
                            ==========        ==========        ========

Net residential loans          121,785   12%     114,556   12%   117,537   13%
Net commercial loans           151,689   14%     143,181   14%   112,227   13%
Net commercial real
 estate loans                  711,095   69%     681,158   69%   598,135   69%
Net consumer loans              52,138    5%      48,412    5%    39,836    5%
                            ---------------   ---------------   -------------
                            $1,036,707  100%  $  987,307  100%  $867,735  100%
                            ===============   ===============   =============

DEPOSITS                     September 30,       June 30,       September 30,
(unaudited) (in 000s)            2006             2006              2005
------------------------------------------------------------------------------
Demand Deposits
 Savings                    $   24,066    3%  $   26,637    3%  $ 35,543    4%
 Checking                       76,850    8%      78,227    9%    78,789   10%
 Checking - non interest
  bearing                       94,028   10%      92,117   10%    84,463   11%
 Money market                  176,384   19%     162,249   18%   145,254   18%
                            ---------------   ---------------   -------------
Subtotal                       371,328   40%     359,230   40%   344,049   43%

Certificates of Deposit
 Under $100,000                262,714   29%     258,243   29%   241,581   30%
 $100,000 and above            287,470   31%     274,660   31%   215,308   27%
                            ---------------   ---------------   -------------
Total Certificates of Deposit  550,184   60%     532,903   60%   456,889   57%
                            ---------------   ---------------   -------------
Total                       $  921,512  100%  $  892,133  100%  $800,938  100%
                            ===============   ===============   =============

                           Quarter             Quarter  Six Months  Six Months
                            Ended    Quarter    Ended      Ended      Ended
WEIGHTED AVERAGE           Septem-    Ended    Septem-    Septem-    Septem-
INTEREST RATES:            ber 30,   June 30,  ber 30,    ber 30,    ber 30,
(unaudited)                  2006      2006      2005       2006       2005
------------------------------------------------------------------------------
Yield on loans              8.72%     8.43%     7.48%       8.58%      7.30%
Yield on investments        4.35%     4.28%     3.82%       4.32%      3.75%
 Yield on interest-        -----     -----     -----       -----      -----
  earning assets            8.35%     8.06%     7.12%       8.21%      6.95%

Cost of deposits            3.50%     3.13%     2.48%       3.32%      2.35%
Cost of borrowings          4.78%     4.48%     3.56%       4.62%      3.44%
 Cost of interest-bearing  -----     -----     -----       -----      -----
  liabilities               3.69%     3.35%     2.62%       3.53%      2.50%


                                          (more)


HRZB - 2Q07 Profits up 23%
October 19, 2006
Page 7

                         Quarter        Quarter       Quarter     Six Months     Six Months
                          Ended          Ended         Ended         Ended         Ended
AVERAGE BALANCES       September 30,    June 30,    September 30, September 30, September 30,
(unaudited) (in 000s)      2006           2006          2005          2006          2005
------------------------------------------------------------------------------------------------------------
Loans                   $1,008,100    $  956,861    $  844,446    $  982,481    $  835,779
Investments                 93,101        94,554        92,083        93,827        91,253
                        ----------    ----------    ----------    ----------    ----------
 Total interest-
  earning assets         1,101,201     1,051,415       936,529     1,076,308       927,032

Deposits                   906,228       843,697       784,384       874,962       767,608
Borrowings                 161,466       170,663       118,048       166,065       125,005
                        ----------    ----------    ----------    ----------    ----------
 Total interest-
  bearing liabilities    1,067,694     1,014,360       902,432     1,041,027       892,613

Average assets          $1,211,989    $1,153,754    $1,041,954    $1,180,235    $1,027,160
Average stockholders'
 equity                 $  116,125    $  113,862    $  107,859    $  115,191    $  107,581



                         Quarter        Quarter       Quarter     Six Months     Six Months
CONSOLIDATED              Ended          Ended         Ended         Ended         Ended
FINANCIAL RATIOS       September 30,    June 30,    September 30, September 30, September 30,
(unaudited)                2006           2006          2005          2006          2005
------------------------------------------------------------------------------------------------------------
Return on average assets   1.53%         1.59%          1.46%         1.56%         1.46%
Return on average equity  16.02%        16.10%         14.08%        16.03%        13.96%
Efficiency ratio          47.19%        46.27%         49.12%        46.74%        49.37%
Net interest spread        4.66%         4.71%          4.50%         4.68%         4.44%
Net interest margin        4.77%         4.82%          4.59%         4.80%         4.54%
Equity-to-assets ratio     9.56%         9.61%         10.27%
Equity-to-deposits ratio  12.79%        12.82%         13.53%
Book value per share     $ 9.61        $ 9.31  *      $ 8.74  *
Tangible book value
 per share               $ 9.54        $ 9.25  *      $ 8.68  *

*Adjusted for the five-for-four stock split in the form of a 25% stock dividend declared September 26, 2006.


                         Quarter        Quarter       Quarter     Six Months     Six Months
RESERVE FOR LOAN          Ended          Ended         Ended         Ended         Ended
LOSSES (unaudited)     September 30,    June 30,    September 30, September 30, September 30,
(dollars in 000s)          2006           2006          2005          2006          2005
------------------------------------------------------------------------------------------------------------
Balance at beginning
 of period               $14,854        $14,184       $12,448       $14,184       $11,767
Provision for loan
 losses                      700            700       $   750         1,400         1,475
Charge offs - net of
 recoveries                  (43)           (30)      $   (37)          (73)          (81)
Balance at end of        -------        -------       -------       -------       -------
 period                  $15,511        $14,854       $13,161       $15,511       $13,161
Reserves/Loans
 Receivable                 1.50%          1.50%         1.52%




NON-PERFORMING ASSETS               September 30,    June 30,    September 30,
(unaudited) (dollars in 000s)          2006           2006           2005
------------------------------------------------------------------------------
Accruing loans - 90 days past due     $  611         $    -         $    -
Non-accrual loans                      1,557          1,417          1,257
Restructured loans                         -              -              -
                                      ------         ------         ------
Total non-performing loans             2,168          1,417          1,257
Total non-performing loans/net loans    0.21%          0.14%          0.14%
REO                                        -              -         $    -
                                      ------         ------         ------
Total non-performing assets           $2,168         $1,417         $1,257
Total non-performing assets/total
 assets                                 0.18%          0.12%          0.12%


Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the ability to successfully expand existing relationships, deposit pricing and the ability to gather core deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, loan quality and the loss levels expected on non-performing loans, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. Accordingly, undue reliance should not be place on forward-looking statements. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.